SUBITEM 77Q1A
                                AMENDMENT NO. 11
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              AIM INVESTMENT FUNDS


     This Amendment No. 11 to the Agreement and Declaration of Trust of AIM Investment Funds (this "Amendment") amends, effective as of September 28, 2001, the Agreement and Declaration of Trust of AIM Investment Funds, a Delaware business trust (the "Trust"), dated as of May 7, 1998, as amended (the "Agreement").

     Under Section 9.7 of the Agreement, the Amendment may be executed by a majority of the Trustees of the Trust.

     NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

     1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Agreement.

     2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:

                                  "SCHEDULE A

     AIM Investment Funds shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B and Class C):

                 AIM Developing Markets Fund
                 AIM Global Biotech Fund
                 AIM Global Financial Services Fund
                 AIM Global Health Care Fund
                 AIM Global Infrastructure Fund
                 AIM Global Energy Fund
                 AIM Global Telecommunications and Technology Fund AIM Strategic Income Fund

Date: September ___, 2001"

     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

     4. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

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     5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

     IN WITNESS WHEREOF, the undersigned Trustees of the Trust have executed this Amendment as of September 28, 2001.



/s/ Robert H. Graham                          /s/ Jack M. Fields
-----------------------------------           ---------------------------------
Robert H. Graham, Trustee                     Jack M. Fields, Trustee



/s/ Frank S. Bayley                           /s/ Carl Frischling
-----------------------------------           ---------------------------------
Frank S. Bayley, Trustee                      Carl Frischling, Trustee



/s/ Bruce L. Crockett                         /s/ Prema Mathai-Davis
-----------------------------------           ---------------------------------
Bruce L. Crockett, Trustee                    Prema Mathai-Davis, Trustee



/s/ Owen Daly II                              /s/ Lewis F. Pennock
-----------------------------------           ---------------------------------
Owen Daly II, Trustee                         Lewis F. Pennock, Trustee



/s/ Albert R. Dowden                          /s/ Ruth H. Quigley
-----------------------------------           ---------------------------------
Albert R. Dowden, Trustee                      Ruth H. Quigley, Trustee



/s/ Edward K. Dunn, Jr.                       /s/ Louis S. Sklar
-----------------------------------           ---------------------------------
Edward K. Dunn, Jr., Trustee                  Louis S. Sklar, Trustee


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